Security Information

Security Purchased

CUSIP
43713W107

Issuer
HOME INNS & HOTELS MANAGEMENT INC

Underwriters
CSFB, Merrill Lynch, DBSI

Years of continuous operation, including predecessors
> 3 years

Ticker
HMIN US

Is the affiliate a manager or co-manager of offering?
Joint Lead Manager

Name of underwriter or dealer from which purchased
CSFB

Firm commitment underwriting?
Yes

Trade date/Date of Offering
10/25/2006

Total dollar amount of offering sold to QIBs
 $
109,020,000

Total dollar amount of any concurrent public offering
 $
-

Total
 $
109,020,000

Public offering price
 $
13.80

Price paid if other than public offering price
 N/A

Underwriting spread or commission
 $
0.97

Rating
N/A

Current yield
N/A

Fund Specific Information

Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund

Chicago Funds

DWS Mid Cap Growth VIP
Chicago
700
 $                       9,660
0.01%

DWS Small Cap Growth VIP
Chicago
2,700
 $                     37,260
0.03%

New York Funds

DWS Global Opportunities Fund
New York
                          9,600
 $                   132,480
0.12%

DWS Global Opportunities VIP
New York
                          4,600
 $                     63,480
0.06%

DWS Micro Cap Fund
New York
                          1,000
 $                     13,800
0.01%

DWS Mid Cap Growth Fund
New York
14,000
 $                   193,200
0.18%

DWS RREEF Global Real Estate Securities
Fund
New York
2,750
 $                     37,950
0.03%

DWS Small Cap Growth Fund
New York
                          5,500
 $                     75,900
0.07%

Total

40,850
 $                   563,730
0.52%


The Security and Fund Performance is calculated based on information provided by State Street Bank.


*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.